EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-204124) of American Express Credit Corporation of our report dated March 1, 2018 relating to the consolidated financial statements of American Express Credit Corporation, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
New York, New York
 March 1, 2018